Exhibit 99.1

Core Scientific Announces Planned CFO Transition
Company Welcomes Veteran Finance Executive, Jim Nygaard, as New CFO Effective March 17
March 3, 2025
AUSTIN, Texas--(BUSINESS WIRE)-- Core Scientific, Inc. (NASDAQ: CORZ) (“Core Scientific” or the “Company”), a leader in digital infrastructure for high-performance computing (HPC), today announced that Jim Nygaard will succeed Denise Sterling as Executive Vice President and Chief Financial Officer (CFO), effective March 17, 2025. This appointment follows the Company’s previously announced CFO transition plan.

Mr. Nygaard brings nearly 30 years of investment banking expertise, including extensive M&A, corporate finance, and capital-raising experience. Since 2008, he has served as Managing Director and Head of M&A at XMS Capital Partners, LLC (“XMS Capital”), advising clients across multiple industries on strategic transactions and financing initiatives. Prior to joining XMS Capital, Mr. Nygaard spent more than a decade at Morgan Stanley advising clients on complex deals and growth strategies.

“We are excited to welcome Jim to the Core Scientific leadership team,” said Adam Sullivan, Chief Executive Officer of Core Scientific. “As a premier digital infrastructure provider for high-performance computing, we believe Jim’s deep background in corporate finance and M&A will help us continue scaling our operations. His proven ability to drive growth and shareholder value will be an invaluable asset during this pivotal stage of our evolution.”

Ms. Sterling was promoted to CFO shortly before the Company filed for Chapter 11, playing a critical role in stabilizing and repositioning Core Scientific. She guided the organization through its successful restructuring and emergence from Chapter 11, leaving Core Scientific well-positioned for continued growth. She also helped raise more than $1 billion through two convertible note transactions, significantly strengthening the Company’s capital structure.

“Denise took the helm of our Finance organization at a critical time and performed exceptionally,” continued Sullivan. “Her leadership was instrumental in helping us navigate a complex restructuring and secure the capital needed to execute our long-term vision. We are grateful for her numerous contributions, including building an outstanding Finance team and overseeing transformative financings that fortified our balance sheet. Denise will remain with us until May 1st to ensure a seamless transition, and we wish her the very best in her future endeavors.”

About Jim Nygaard

James P. Nygaard, Jr., age 50, brings nearly 30 years of investment banking and corporate finance experience to Core Scientific. Since 2008, he has served as a Managing Director at XMS Capital Partners, LLC, leading M&A execution activities, strategic financings, and chairing the firm’s Fairness Committee. From 2021 to 2022, Mr. Nygaard served as Chief Financial Officer of Power & Digital Infrastructure Acquisition Corp. (XPDI), which merged with Core Scientific. Prior to XMS Capital, Mr. Nygaard spent 12 years in Morgan Stanley’s Investment Banking Division, advising a diverse group of clients across a variety of industries. His career deal experience includes over $100 billion of strategic transactions and financings. A summa cum laude graduate of the University of Illinois at Urbana-Champaign with a Bachelor of Arts in Economics, he was valedictorian of his department and received Bronze Tablet Honors, the university’s highest academic distinction.

About Core Scientific

Core Scientific is a leader in digital infrastructure for high-performance computing. The company operates dedicated, purpose-built facilities and is a premier provider of digital infrastructure, software solutions and services to our third-party customers. We employ our own large fleet of computers (“miners”) to earn digital assets for our own account and to provide hosting services for large bitcoin mining customers and we are in the process of allocating and converting a significant portion of our nine operational data centers in Alabama (1), Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3), and our facility in development in Oklahoma to support artificial intelligence-related workloads under a series of contracts that entail the modification of certain of our data centers to deliver hosting services for high-performance computing (“HPC”). To learn more, visit www.corescientific.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “opportunity,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “potential,” “hope” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements include, but are not limited, statements regarding potential benefits of or expectations regarding the strategic relationship, agreements and contemplated transactions with CoreWeave, impacts on the Company’s revenue, financial and other operating results, completion and timing of certain events, impacts on the Company’s trading multiple and ability to deliver shareholder value, the Company’s intention and ability to capitalize on additional or related opportunities, and the Company’s plans, objectives, expectations and intentions. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include, but are not limited to, unanticipated difficulties or expenditures relating to the strategic relationship, agreements and contemplated transactions with CoreWeave; the possibility that the anticipated revenue, financial and other operational benefits of the strategic relationship, agreements and contemplated transactions and additional opportunities are not realized when expected or at all; disruptions of current plans and operations caused by the announcement and execution of the strategic relationship, agreements and contemplated transactions; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business, regulatory or employee relationships, including those resulting from the announcement or execution of the strategic relationship, agreements and contemplated transactions; unexpected risks or the materialization of risks that are greater than anticipated; unavailability of expected power or materially adverse changes in the terms associated with available power; occurrence of any event, change or other circumstance that could give rise to the termination of the contracts with CoreWeave; delays in required approvals; the availability of government incentives; and legal proceedings, judgments or settlements in connection with the strategic relationship, agreements and contemplated transactions, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the Securities and Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company does not assume any duty or obligation (and does not undertake) to update or supplement any forward-looking statements.

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